Exhibit 16(5)

                                              151 Farmington Avenue
                                              Hartford, CT 06156

                                              Susan E. Bryant
                                              Counsel
                                              Law Division, RC4A
                                              Investments & Financial Services
                                              (860) 273-7834
                                              Fax:  (860) 273-0356

April 4, 1997

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re:  Aetna Life Insurance and Annuity Company - ALIAC Guaranteed Account
              Credited Interest Option
        Registration Statement on Form S-2


Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I have represented the Company in connection with the Guaranteed Account available under certain variable annuity contracts, and the Form S-2 Registration Statement relating to such account.

In connection with such representation, I have reviewed the Registration Statement for the Guaranteed Account including the prospectus and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Guaranteed Account are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities will, when sold, be legally issued and will constitute a legal and binding obligation of the Company.

I further consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant